                                                                    EXHIBIT 99.2

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The following unaudited pro forma condensed consolidated financial statements combine the historical consolidated balance sheets and statements of operations of UbiquiTel Inc. and subsidiaries ("UbiquiTel") and VIA Wireless, LLC and subsidiary ("VIA Wireless"). These unaudited pro forma financial statements give effect to the acquisition of VIA Wireless using the purchase method of accounting. To aid you in your analysis of the financial aspects of this transaction, we have presented this set of unaudited pro forma condensed consolidated financial statements to demonstrate the financial aspects of the combined transactions.

         We derived this information from the unaudited consolidated financial statements of UbiquiTel and VIA Wireless at and for the six months ended June 30, 2001.

         The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2001 assume the mergers (including the purchase and sale of the VIA Wireless spectrum at a value of $50 million), the payoff of certain long-term debt of VIA Wireless, and the $50 million increase in our senior credit facility were all effected on January 1, 2001. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2001 gives effect to the mergers (including the purchase and sale of the VIA Wireless spectrum at a value of $50 million), and the payoff of certain long-term debt of VIA Wireless as if they were all effected June 30, 2001. The accounting practices of UbiquiTel and VIA Wireless are comparable. Certain reclassifications have been made but these do not materially impact UbiquiTel's or VIA Wireless' operations or financial position for the periods presented.

         The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The actual allocation of these adjustments will be different and the difference may be material. We do not expect that material changes to our preliminary allocation will result in significant changes to future operating income, net income and net loss per share. We will engage a nationally recognized accounting firm to assist us in determining values of identifiable assets and liabilities. We anticipate having this completed before December 31, 2001.

       UbiquiTel is providing the unaudited pro forma condensed consolidated financial information for illustrative purposes only. The companies may have performed differently had they always been combined. Furthermore, no effect has been given in the unaudited pro forma condensed consolidated financial data for costs that may be incurred in integrating the operations of UbiquiTel and VIA Wireless. You should not rely on the unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

                                                      UBIQUITEL INC.

                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                    AS OF JUNE 30, 2001


                                              HISTORICAL        HISTORICAL          PRO FORMA                PRO FORMA
                                               UBIQUITEL       VIA WIRELESS        ADJUSTMENTS                 TOTAL
                                           ----------------  ------------------  -----------------        ----------------
ASSETS
Current assets
  Cash and cash equivalents.................  $ 42,740,155        $  1,044,027      $ (79,101,134)(1)        $(35,316,952)
  Accounts receivable, net..................     4,204,416           3,936,871                 --               8,141,287
  Inventory.................................     1,970,564             467,880                 --               2,438,444
  Prepaid expenses and other assets.........     2,757,693             680,488                 --               3,438,181
  Restricted cash...........................   185,000,000                  --         50,000,000 (2)         235,000,000
                                           ----------------  ------------------  -----------------        ----------------
         Total current assets...............   236,672,828           6,129,266        (29,101,134)            213,700,960
Property and equipment, net.................   151,930,808          61,907,495                 --             213,838,303
Construction in progress....................    18,813,202           5,687,633                 --              24,500,835
Advances to VIA Wireless....................    13,000,000                  --        (13,000,000)(3)                  --
Deferred transaction costs--VIA Wireless....     5,470,163                  --         (5,470,163)(4)                  --
Intangible and other non-current                                                      (12,708,426)(5)
   assets...................................    27,991,230          18,184,871        145,300,648 (6)         178,768,323
                                           ----------------  ------------------  -----------------        ----------------
         Total assets.......................  $453,878,231        $ 91,909,265      $  85,020,925            $630,808,421
                                           ================  ==================  =================        ================



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued
       expenses.............................  $ 16,029,105        $ 12,885,647      $   4,529,837 (4)        $ 33,444,589
  Notes payable to related parties..........            --          28,746,871        (28,746,871)(7)                  --
  Other current liabilities.................       375,416           4,226,666                 --               4,602,082
  Current portion of long-term debt
       and capital leases...................       379,313           1,220,759         (1,220,759)(8)             379,313
                                           ----------------  ------------------  -----------------        ----------------
         Total current liabilities..........    16,783,834          47,079,943        (25,437,793)             38,425,984
Long-term debt and capital leases...........   351,291,091          77,880,375        (77,880,375)(8)         351,291,091
Advances from UbiquiTel.....................            --          13,000,000        (13,000,000)(3)                  --
Deferred income tax.........................            --                  --         33,272,040 (9)          33,272,040
                                           ----------------  ------------------  -----------------        ----------------
         Total liabilities..................   368,074,925         137,960,318        (83,046,128)            422,989,115
Stockholders' equity/members equity
  (deficit).................................    85,803,306         (46,051,053)       168,067,053 (10)        207,819,306
                                           ----------------  ------------------  -----------------        ----------------
Total liabilities and stockholders'
   equity...................................  $453,878,231        $ 91,909,265      $  85,020,925            $630,808,421
                                           ================  ==================  =================        ================





                                                     Page 12 of 16

                                                   UBIQUITEL INC.

                         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                       FOR THE SIX MONTHS ENDED JUNE 30, 2001


                                           HISTORICAL        HISTORICAL          PRO FORMA              PRO FORMA
                                            UBIQUITEL       VIA WIRELESS        ADJUSTMENTS               TOTAL
                                         ---------------  -----------------  -----------------      -----------------
Revenues
  Service revenue........................  $ 15,203,639       $ 19,948,904        $        --           $ 35,152,543
  Revenue from sale of handsets..........     1,909,508          1,481,505                 --              3,391,013
                                         ---------------  -----------------  -----------------      -----------------
         Total revenues..................    17,113,147         21,430,409                 --             38,543,556
Costs and expenses
  Cost of service and operations
     (excluding depreciation and
     amortization).......................    16,753,312          3,882,030                 --             20,635,342
  Cost of products sold..................     4,944,671          4,596,053                 --              9,540,724
  Selling and marketing..................    10,364,407          5,994,119                 --             16,358,526
  General and administrative.............     5,959,062          6,167,269                 --             12,126,331
                                                                                    1,150,000 (11)
  Depreciation and amortization..........     6,375,228          6,381,208          3,521,070 (12)        17,427,506
                                         ---------------  -----------------  -----------------      -----------------
         Total costs and expenses........    44,396,680         27,020,679          4,671,070             76,088,429
Operating loss...........................   (27,283,533)        (5,590,270)        (4,671,070)           (37,544,873)
Interest income..........................     6,522,163             90,775                 --              6,612,938
                                                                                    6,322,963 (13)
Interest expense.........................   (17,393,036)        (6,322,963)          (750,000)(14)       (18,143,036)
Other income.............................            --            189,771                 --                189,771
                                         ---------------  -----------------  -----------------      -----------------
Loss before extraordinary and
  non-recurring items....................  $(38,154,406)      $(11,632,687)       $   901,893           $(48,885,200)
                                         ===============  =================  =================      =================


Net loss before extraordinary and
  non-recurring items per common
  share, basic and diluted...............  $      (0.60)                                                $      (0.61)
Weighted average common shares
  outstanding, basic and diluted.........    63,781,868                                                   80,181,868







                                                     Page 13 of 16

                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

(1) Represents repayment of certain of VIA Wireless' outstanding long-term debt upon the closing of the mergers (see note 8).

(2) Represents cash of $50 million received on the sale of the spectrum (see note 5).

(3) Represents advance from UbiquiTel to VIA Wireless which is eliminated on consolidation.

(4) Represents the estimated transaction costs of $10 million related to the mergers (see note 6).

(5) Represents elimination of the current $12.7 million net book value of certain spectrum assets of VIA Wireless as a result of the sale of the spectrum for $50 million, pending regulatory approval.

(6) Represents the additional intangibles that UbiquiTel will record upon consummation of the mergers. For purposes of these pro forma financial statements, the purchase price premium has been assigned to customer lists and goodwill and rights under the Sprint PCS management agreement pending further study and analysis. We will engage a nationally recognized accounting firm to assist us in determining the final values of identifiable assets and liabilities, as well as customer lists, rights under the Sprint PCS management agreement and/or goodwill. We anticipate having this completed before December 31, 2001. We do not expect that material changes to our preliminary allocation will result in significant changes to future operating income, net income and net loss per share. Goodwill/rights under the Sprint PCS management agreement and customer lists are amortized over 19 years, the period remaining in the initial term of our management agreements with Sprint PCS, and 5 years, respectively, and are calculated as follows:


         UbiquiTel common shares..................................                               16,400,000
         Trading price on February 21, 2001.......................                             $       7.44
                                                                                       ---------------------
         Stock consideration......................................                             $122,016,000
         VIA Wireless debt assumed................................                               79,101,134
         Estimated transaction costs..............................                               10,000,000
                                                                                       ---------------------
         Total consideration and costs............................                             $211,117,134
         Less:
           Members' deficit.......................................      $(46,051,053)
           VIA Wireless debt......................................        79,101,134
           Member loans converted to equity.......................        28,746,871
                                                                   ------------------
                                                                        $ 61,796,952           $ 61,796,952
                                                                   ------------------  ---------------------
           Total purchase price premium...........................                             $149,320,182
                                                                                       =====================


         The purchase price premium has been allocated on a preliminary basis as follows:


         Increase in spectrum assets held for sale (see note 5)........                              $ 37,291,574
         Deferred taxes on intangibles acquired in the mergers.........                               (33,272,040)
         Intangible assets:
           Customer lists..............................................           $11,500,000
           Rights under Sprint PCS management agreement................            65,800,000
           Goodwill....................................................            68,000,648
                                                                            ------------------
                                                                                                      145,300,648
                                                                                                ------------------
                                                                                                     $149,320,182
                                                                                                ==================


         (a) Allocation to customer lists is based on 46,000 existing VIA Wireless customers valued at $250 per customer reflecting the industry's average cost of acquiring a new customer.

         (b) Allocation to rights under Sprint PCS management agreement upon management's estimate of the after-tax present value of the right to use Sprint PCS spectrum, the Sprint PCS brand name, accelerated start-up and equipment and handset discounts, less the fees we are obligated to pay Sprint PCS.

(7) Represents VIA Wireless' member loans that will be converted to equity upon the closing of the mergers (see note 6).

(8) Represents repayment of VIA Wireless debt upon the closing of the mergers.

(9)      Represents deferred taxes on the assets acquired from VIA Wireless.

(10)     Represents the following:


         UbiquiTel common stock issued (see note 6).................................          $122,016,000
         Elimination of VIA Wireless equity (see note 6)............................            46,051,053
                                                                                        -------------------
                                                                                              $168,067,053
                                                                                        ===================


(11) Represents amortization expense of customer lists, which is assumed to be over the average customer life of five years.


         Customer lists                                                                          $ 11,500,000
                                                                                              ================
         Annual amortization:
         Number of years...........................................                   5
         Amortization expense......................................          11,500,000             2,300,000
                                                                       -----------------      ----------------
                                                                                5
         Six months ended June 30, 2001 amortization:
           Annual amortization.....................................           2,300,000
           Period covered..........................................            6 months
           Amortization expense....................................           2,300,000 x6       $  1,150,000
                                                                       -----------------      ----------------
                                                                               12


(12) Represents amortization expense of goodwill and rights under Sprint PCS management agreement, which is assumed to be over the remaining life of Sprint PCS management agreement.


         Goodwill and rights under Sprint PCS management
            agreement.......................................................                  $133,800,648
                                                                                          =================

         Annual amortization:
         Number of years...................................               19
         Amortization expense..............................      133,800,648                     7,042,139
                                                             ----------------             -----------------
                                                                     19
         Six months ended June 30, 2001 amortization:
         Annual amortization...............................        7,042,139
         Period covered....................................         6 months
         Amortization expense..............................        7,042,139 x6               $  3,521,070
                                                             ----------------             -----------------
                                                                     12


(13)     Represents elimination of interest on loans that were repaid.

(14) Represents interest expense that increases by 9% on $50,000,000 of additional debt for the two months prior to the drawdown on March 1, 2001.